Exhibit 4.4
FOURTEENTH SUPPLEMENTAL INDENTURE
KANSAS CITY POWER & LIGHT COMPANY
UMB BANK, N.A.
(FORMERLY UNITED MISSOURI BANK OF KANSAS CITY, N.A.)
DATED AS OF MARCH 1, 2009
CREATING A MORTGAGE BOND
SERIES 2007 EIRR INSURER DUE 2035
SUPPLEMENTAL TO GENERAL MORTGAGE INDENTURE AND
DEED OF TRUST DATED AS OF DECEMBER 1, 1986

     FOURTEENTH SUPPLEMENTAL INDENTURE, dated as of March 1, 2009, between KANSAS CITY POWER & LIGHT COMPANY, a Missouri corporation (“Company”), and UMB BANK, N.A. (formerly United Missouri Bank of Kansas City, N.A.), as Trustee (“Trustee”) under the Indenture hereinafter mentioned.
     WHEREAS, all capitalized terms used in this Supplemental Indenture have the respective meanings set forth in the Indenture;
     WHEREAS, the Company has heretofore executed and delivered to the Trustee, a General Mortgage Indenture and Deed of Trust (“Indenture”), dated as of December 1, 1986, to secure Mortgage Bonds issued by the Company pursuant to the Indenture, unlimited in aggregate principal amount except as therein otherwise provided;
     WHEREAS, the Company has heretofore executed and delivered to the Trustee, a First Supplemental Indenture, dated as of December 1, 1986, creating a first series of Mortgage Bonds;
     WHEREAS, the Company has heretofore executed and delivered to the Trustee, a Second Supplemental Indenture, dated as of April 1, 1988, creating a second series of Mortgage Bonds;
     WHEREAS, the Company has heretofore executed and delivered to the Trustee, a Third Supplemental Indenture; dated as of April 1, 1991, creating a third series of Mortgage Bonds;
     WHEREAS, the Company has heretofore executed and delivered to the Trustee, a Fourth Supplemental Indenture, dated as of February 15, 1992, creating a fourth series of Mortgage Bonds;
     WHEREAS, the Company has heretofore executed and delivered to the Trustee, a Fifth Supplemental Indenture, dated as of September 1, 1992, creating a fifth series of Mortgage Bonds;
     WHEREAS, the Company has heretofore executed and delivered to the Trustee, a Sixth Supplemental Indenture, dated as of November 1, 1992, creating a sixth series of Mortgage Bonds;
     WHEREAS, the Company has heretofore executed and delivered to the Trustee, a Seventh Supplemental Indenture, dated as of October 1, 1993, creating a seventh series of Mortgage Bonds;
     WHEREAS, the Company has heretofore executed and delivered to the Trustee, an Eighth Supplemental Indenture, dated as of December 1, 1993, creating an eighth series of Mortgage Bonds;
     WHEREAS, the Company has heretofore executed and delivered to the Trustee, a Ninth Supplemental Indenture, dated as of February 1, 1994, creating a ninth series of Mortgage Bonds;

     WHEREAS, the Company has heretofore executed and delivered to the Trustee, a Tenth Supplemental Indenture, dated as of November 1, 1994, creating a tenth series of Mortgage Bonds;
     WHEREAS, the Company has heretofore executed and delivered to the Trustee, an Eleventh Supplemental Indenture, dated as of August 15, 2005, creating an eleventh series of Mortgage Bonds;
     WHEREAS, the Company is executing and delivering to the Trustee, a Twelfth Supplemental Indenture, dated as of March 1, 2009, creating a twelfth series of Mortgage Bonds;
     WHEREAS, the Company is executing and delivering to the Trustee, a Thirteenth Supplemental Indenture, dated as of March 1, 2009, creating a thirteenth series of Mortgage Bonds;
     WHEREAS, the Company desires in and by this Supplemental Indenture to create a fourteenth series of Mortgage Bonds to be issued under the Indenture, to designate such series, to set forth the maturity date or dates, interest rate or rates and the form and other terms of such Mortgage Bonds;
     WHEREAS, Section 15.01(c) of the Indenture provides that the Company and the Trustee may enter into an indenture supplemental to the Indenture to establish the form and other terms of such Mortgage Bonds consistent with the provisions of the Indenture; and
     WHEREAS, all acts and things necessary to make this Supplemental Indenture, when duly executed and delivered, a valid, binding and legal instrument in accordance with its terms and for the purposes herein expressed, have been done and performed; and the execution and delivery of this Supplemental Indenture have been in all respects duly authorized;
     NOW, THEREFORE, in consideration of the premises and in further consideration of the sum of One Dollar in lawful money of the United States of America paid to the Company by the Trustee at or before the execution and delivery of this Supplemental Indenture, the receipt whereof is hereby acknowledged, and of other good and valuable consideration, it is agreed by and between the Company and the Trustee as follows:
ARTICLE I.
MORTGAGE BOND SERIES 2007 EIRR INSURER DUE 2035
     SECTION 1. (a) There is hereby created a fourteenth series of Mortgage Bonds to consist of one Mortgage Bond issued under and secured by the Indenture, to be designated as “Mortgage Bond Series 2007 EIRR Insurer Due 2035” of the Company (“Bond of the Fourteenth Series”).
     (b) The Bond of the Fourteenth Series shall be issued in the principal amount of $146,500,000, but the principal amount of the Bond of the Fourteenth Series actually outstanding as of any particular time shall be equal to the principal amount of securities titled “City of Burlington, Kansas Environmental Improvement Revenue Refunding Bonds (Kansas

City Power & Light Company Project) Series 2007A” (“2007A Refunding Bonds”) and “City of Burlington, Kansas Environmental Improvement Revenue Refunding Bonds (Kansas City Power & Light Company Project) Series 2007B (“2007B Refunding Bonds” and, together with the 2007A Refunding Bonds, “Refunding Bonds”) which at such particular time are outstanding under the Indenture of Trust dated as of September 1, 2007 (“Refunding Bond Indenture”), between the City of Burlington, Kansas and The Bank of New York, as trustee (“Refunding Bond Trustee”).
     (c) The Bond of the Fourteenth Series shall be a registered Bond without coupons and shall be dated March 24, 2009. The Bond of the Fourteenth Series shall mature on the same date or dates as the Refunding Bonds, subject to prior redemption. The Bond of the Fourteenth Series shall be issued and delivered to Financial Guaranty Insurance Company (“Insurer”), as insurer of the Refunding Bonds under an Insurance Agreement, dated September 19, 2007, by and between the Company and the Insurer (the “Insurance Agreement”).
     (d) Interest will accrue on the unpaid portion of the principal of the Bond of the Fourteenth Series from March 24, 2009 until the entire principal amount of the Bond of the Fourteenth Series is paid. The Bond of the Fourteenth Series shall bear interest at the rate or rates per annum borne by the Refunding Bonds as provided for in Section 2.02 of the Refunding Bond Indenture and in the Refunding Bonds and interest shall be paid on the date or dates on which, and at the same place or places as, interest is payable on the Refunding Bonds.
     (e) The payment or payments of principal of the Bond of the Fourteenth Series shall be equal to the principal amount of, and any premium on, the Refunding Bonds which is due and payable under the Refunding Bond Indenture and shall be payable on the date or dates on which, and at the same place or places as, the principal of, and any premium on such Refunding Bonds.
     (f) The Bond of the Fourteenth Series shall be subject to redemption at the same times and in the same amounts as the Refunding Bonds.
     (g) The principal amount of and interest on the Bond of the Fourteenth Series shall be payable in lawful money of the United States of America.
     SECTION 2. At such time or times that all or a portion of the principal amount of the Refunding Bonds shall be redeemed or otherwise deemed to have been paid, the Company shall deliver a notice to the Trustee directing the Trustee to reduce the principal amount of the Bond of the Fourteenth Series by such specific principal amount, and such specific principal amount shall be deemed for all purposes of the Indenture, including Article IV and Article XI of the Indenture to be Retired Bonds.
     SECTION 3. If the Refunding Bonds shall become immediately due and payable, pursuant to the provisions of the first paragraph of Section 8.02 of the Refunding Bond Indenture (by reason of the occurrence and continuance of an “Event of Default” under Section 8.01 of the Refunding Bond Indenture), the Bond of the Fourteenth Series shall be subject to redemption in whole. The Trustee shall redeem the Bond of the Fourteenth Series upon receipt of a written notice (hereinafter referred to as the “Notice”) from the Company stating that the

Refunding Bonds have become immediately due and payable. The Notice shall direct the Trustee to call the Bond of the Fourteenth Series for redemption. No notice of redemption of the Bond of the Fourteenth Series shall be required in connection with such redemption under Article IX of the Indenture. The Bond of the Fourteenth Series shall be redeemed in whole immediately upon the receipt by the Trustee of such Notice. The Trustee may conclusively presume the statements contained in the Notice to be correct. Any such redemption of the Bond of the Fourteenth Series shall be at a redemption price equal to the principal amount of the Bond of the Fourteenth Series together with accrued interest to the redemption date, and such amount shall become and be due and payable immediately. The Company hereby covenants that, if a Notice shall be delivered to the Trustee, the Company will deposit immediately, subject to Section 5(b) hereof, with the Trustee, in accordance with Article IX of the Indenture, an amount in cash sufficient to redeem the Bond of the Fourteenth Series so called for redemption.
     SECTION 4. The Bond of the Fourteenth Series is not transferable except as may be required to effect a transfer to any successor insurer or assignee under the Insurance Agreement.
     SECTION 5. (a) The Bond of the Fourteenth Series shall be pledged by the Company with and delivered to the Insurer to secure payment of the principal of premium, if any, and interest on the Refunding Bonds.
     (b) The obligation of the Company to make any payment of the principal of or any premium or interest on the Bond of the Fourteenth Series shall be fully or partially, as the case may be, paid, deemed to have been paid or otherwise satisfied and discharged to the extent that at the time any such payment shall be due, the then due principal of and any premium or interest on the Refunding Bonds shall have been fully or partially paid, deemed to have been paid or otherwise satisfied and discharged, excluding, however, amounts paid by the Insurer under the municipal bond insurance policy with respect to the Refunding Bonds.
     (c) The Trustee shall conclusively presume that the obligation of the Company to make payments of the principal of or any premium or interest on the Bond of the Fourteenth Series shall have been fully paid, deemed to have been paid or otherwise satisfied and discharged when due unless and until the Trustee shall have received written notice from the Insurer, signed by an authorized officer thereof, stating that the payments of principal of and premium or interest on the Refunding Bonds specified in such notice were not fully paid, deemed to have been paid or otherwise satisfied and discharged when due and remain unpaid at the date of such notice.
     SECTION 6. The form of the Bond of the Fourteenth Series shall be substantially as follows:
(FORM OF BOND OF THE FOURTEENTH SERIES)
KANSAS CITY POWER & LIGHT COMPANY
MORTGAGE BOND SERIES 2007 EIRR INSURER DUE 2035
$146,500,000

Bond Number R-1
     Kansas City Power & Light Company, a Missouri corporation (“Company”), for value received, hereby promises to pay to Financial Guaranty Insurance Company (“FGIC”) or registered assigns, the sum of $146,500,000 or, if less, the aggregate unpaid principal amount of all City of Burlington, Kansas Environmental Improvement Revenue Refunding Bands (Kansas City Power & Light Company Projects) Series 2007A and City of Burlington, Kansas Environmental Improvement Revenue Refunding Bands (Kansas City Power & Light Company Projects) Series 2007B (collectively, “Refunding Bonds”) outstanding under the Refunding Bond Indenture, and to pay interest thereon and premium, if any, as set forth herein. The payment of principal, premium, or interest on the Bond shall be equal to the principal amount of, any premium on, and interest due on the Refunding Bonds as set forth in the Refunding Indenture. The principal of and any premium or interest on this Bond of the Fourteenth Series are payable in lawful money of the United States of America.
     THIS BOND OF THE FOURTEENTH SERIES IS NOT TRANSFERABLE EXCEPT TO EFFECT A TRANSFER TO ANY SUCCESSOR INSURER FOR THE REFUNDING BONDS OR ANY ASSIGNEE UNDER THE INSURANCE AGREEMENT REFERENCED BELOW, SUBJECT TO UNITED STATES SECURITIES LAWS.
     The obligation of the Company to make any payment of the principal of or any premium or interest on this Bond of the Fourteenth Series shall be fully or partially, as the case may be, paid, deemed to have been paid or otherwise satisfied and discharged to the extent that at the time any such payment shall be due, the then due principal of and any premium or interest on the Refunding Bonds shall have been fully or partially paid, deemed to have been paid or otherwise satisfied and discharged, excluding, however, amounts paid by the Insurer under the municipal bond insurance policy with respect to the Refunding Bonds.
     This Bond of the Fourteenth Series is one, of the series hereinafter specified, of the bonds of the Company (“Bonds”) known as its “Mortgage Bonds,” issued and to be issued in one or more series under and secured by a General Mortgage Indenture and Deed of Trust dated as of December 1, 1986 (“Indenture”), duly executed by the Company to UMB Bank, N.A., (formerly United Missouri Bank of Kansas City, N.A.) Trustee (“Trustee”), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the property mortgaged and pledged, the nature and extent of the security, the terms and conditions upon which the Bonds are, and are to be, issued and secured, and the rights of the owners of the Bonds and of the Trustee in respect of such security, and the prior liens to which the security for the Bonds is junior; capitalized terms used in this Bond of the Fourteenth Series have the respective meanings set forth in the Indenture. As provided in the Indenture, the Bonds may be various principal sums, are issuable in series, may mature at different times, may bear interest at different rates and may otherwise vary as therein provided; and this Bond of the Fourteenth Series is the only one of the series entitled “Mortgage Bonds Series 2007 EIRR Insurer Due 2035,” created by a Fourteenth Supplemental Indenture dated as of March 1, 2009, as provided for in the Indenture. With the consent of the holders of more than 50% in aggregate principal amount of the Outstanding Bonds, the Company and the Trustee may from time to time and at any time, enter into a Supplemental Indenture for the purpose of adding any provisions to or changing in any manner or eliminating any provision of the Indenture or of any Supplemental Indenture or of modifying in any manner the rights of the holders of the Bonds and any coupons; provided, however, that (i) no such Supplemental Indenture shall, without the consent of the holder of each Outstanding Bond affected thereby (A) extend the fixed maturity of any Bonds, change any terms of any sinking fund or analogous fund or conversion rights with respect to any Bonds, or reduce the rate or rates or extend the time of payment of interest thereon, or reduce the principal amount thereof, or, subject to certain exceptions, limit the right of a holder of Bonds to institute suit for the enforcement of payment of principal of or any premium or interest on such Bonds in accordance with the terms of said Bonds, or (B) reduce the aforesaid percentage of Bonds, the holders of which are required to consent to any such Supplemental Indenture, or (C) permit the creation by the Company of any Prior Lien, and (ii) no such action which would affect the rights of the holders of the Bonds of only one series may be taken unless approved by the holders of more than 60% in aggregate principal amount of the Outstanding Bonds of such series affected, but if any such action would affect the Bonds of two or more series, the approval of such action on behalf of the holders of Bonds of such two or more series may be effected by holders of more than 60% in aggregate principal amount of the Outstanding Bonds of such two or more series, which need not include 60% in principal amount of Outstanding Bonds of each of such series; provided, however, that, in no event shall such action be effective unless approved by holders of more than 50% in aggregate principal amount of all the then Outstanding Bonds of all such series.
     In the event that this Bond of the Fourteenth Series shall not be presented for payment when all Refunding Bonds issued are no longer outstanding under the Refunding Bond Indenture, then all liability of the Company to the Registered Holder of this Bond of the Fourteenth Series for the payment of the principal hereof and any premium or interest hereon shall forthwith cease, determine and be completely discharged and the right of such Registered Holder of this Bond of the Fourteenth Series for the payment of the principal hereof and any premium or interest hereon shall forthwith cease, determine and be completely discharged and such Registered Holder shall no longer be entitled to any lien or benefit of the Indenture.
     In case an event of Default shall occur, the principal of this Bond of the Fourteenth Series may become or be declared due and payable in the manner, with the effect and subject to the conditions provided in the Indenture.
     This Bond of the Fourteenth Series is not transferable by the Registered Holder hereof in person or by an attorney duly authorized in writing, except as may be required to effect a transfer to any assignee or successor to FGIC under the Insurance Agreement, dated September 19, 2007, by and between the Company and FGIC, at the principal office of the Trustee in Kansas City, Missouri (or at the principal office of any successor in trust), upon surrender and cancellation of this Bond of the Fourteenth Series, and upon any such transfer a new registered Bond of the Fourteenth Series without coupons of the same series for the same principal amount will be issued to the transferee in exchange herefor.
     The Company and the Trustee may deem and treat the person in whose name this Bond of the Fourteenth Series is registered as the absolute owner hereof for the purpose of receiving payment and for all other purposes, and neither the Company nor the Trustee shall be affected by any notice to the contrary.

     No recourse shall be had for the payment of the principal of or any premium or interest on this Bond of the Fourteenth Series, or for any claim based hereon or otherwise in respect hereof or of the Indenture or any Supplemental Indenture, against any incorporator, stockholder, director or officer, past, present or future, of the Company or of any predecessor corporation, as such, either directly or through the Company or of any such predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability of incorporators, stockholders, directors and officers being waived and released by every owner hereof by the acceptance of this Bond of the Fourteenth Series and as part of the consideration for the issue hereof, and being likewise waived and released by the terms of the Indenture.
     This Bond of the Fourteenth Series shall not be valid or become obligatory for any purpose unless and until the certificate of authentication hereon shall have been executed by the Trustee or its successor in trust under said Indenture.
     IN WITNESS WHEREOF, KANSAS CITY POWER & LIGHT COMPANY has caused this Bond of the Fourteenth Series to be executed in its name by the manual or facsimile signature of its Chairman of the Board, Chief Executive Officer, President or a Vice President, and its corporate seal to be impressed or imprinted hereon and attested by the manual or facsimile signature of its Secretary or one of its Assistant Secretaries.

KANSAS CITY POWER & LIGHT COMPANY

By
Authorized Signature
Dated:

Attest:

Secretary or Assistant Secretary

     The form of Trustee’s certificate to appear on the Bond of the Fourteenth Series shall be substantially as follows:
(FORM OF TRUSTEE’S CERTIFICATE)
     This Bond of the Fourteenth Series is the Bond of the series designated therein, described in the within-mentioned Indenture and Fourteenth Supplemental Indenture.

UMB BANK, N.A., as Trustee.
By
Authorized Signature

ARTICLE II.
ISSUE OF BOND OF THE FOURTEENTH SERIES
     SECTION 1. The Bond of the Fourteenth Series may be executed, authenticated and delivered as permitted by the provisions of Article III, IV, V or VI of the Indenture.
ARTICLE III.
THE TRUSTEE.
     SECTION 1. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or the due execution hereof by the Company, or for or in respect of the recitals and statements contained herein, all of which recitals and statements are made solely by the Company.
     Except as herein otherwise provided, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Supplemental Indenture other than as set forth in the Indenture; and this Supplemental Indenture is executed and accepted on behalf of the Trustee, subject to all the terms and conditions set forth in the Indenture, as fully to all intents as if the same were herein set forth at length.
ARTICLE IV.
MISCELLANEOUS PROVISIONS
     SECTION 1. Except insofar as herein otherwise expressly provided, all the provisions, definitions, terms and conditions of the Indenture, as amended, shall be deemed to be incorporated in, and made a part of, this Supplemental Indenture; and the Indenture as supplemented and amended by this Supplemental Indenture is in all respects ratified and confirmed; and the Indenture, as amended, and this Supplemental Indenture shall be read, taken and construed as one and the same instrument.
     SECTION 2. Nothing in this Supplemental Indenture is intended, or shall be construed to give to any person or corporation, other than the parties hereto and the holders of Bond of the Fourteenth Series issued and to be issued under and in respect of this Supplemental Indenture, or under any covenant, condition or provision herein contained, all the covenants, conditions and provisions of this Supplemental Indenture being intended to be, and being, for the sole and exclusive benefit of the parties hereto and of the holders of the Bond of the Fourteenth Series issued and to be issued under the Indenture and secured thereby.
     SECTION 3. All covenants, stipulations and agreements in this Supplemental Indenture contained by or on behalf of the Company shall bind and (subject to the provisions of the Indenture, as amended) inure to the benefit of its successors and assigns, whether so expressed or not.
     SECTION 4. The headings of the several Articles of this Supplemental Indenture are inserted for convenience of reference, and shall not be deemed to be any part hereof.
     SECTION 5. This Supplemental Indenture may be executed in any number of counterparts, and each of such counterparts shall together constitute but one and the same instrument.
     SECTION 6. In case any provision in this Supplemental Indenture or the Bond of the Fourteenth Series shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
     SECTION 7. If any provision in this Supplemental Indenture limits, qualifies or conflicts with another provision hereof that is required to be included herein by any provisions of the Trust Indenture Act, such required provision shall control.

     IN WITNESS WHEREOF, KANSAS CITY POWER & LIGHT COMPANY has caused this Supplemental Indenture to be executed by its Chairman of the Board, President or one of its Vice Presidents and its corporate seal to be hereunto affixed, duly attested by its Secretary or one of its Assistant Secretaries, and UMB BANK, N.A., as Trustee as aforesaid, has caused the same to be executed by its President or one of its Vice Presidents and its corporate seal to be hereunto affixed, duly attested by one of its Assistant Secretaries, as of the day and year first above written.

KANSAS CITY POWER & LIGHT COMPANY
By	/s/ Terry Bassham
Terry Bassham
Executive Vice President – Finance and Strategic Development and Chief Financial Officer

[Seal]
Attest:

/s/ Mark G. English
Mark G. English Assistant Secretary

UMB BANK, N.A.
By	/s/ Anthony P. Hawkins
Anthony P. Hawkins
Vice President

[Seal]
Attest:

/s/ Jason E. McConnell
Secretary or Assistant Secretary

STATE OF MISSOURI	)
) ss
COUNTY OF JACKSON	)
     On this 16th day of March, 2009, before me, a Notary Public in and for said County in the State aforesaid, personally appeared Terry Bassham, to me personally known, who, being by me duly sworn, did say that he is Executive Vice President – Finance and Strategic Development and Chief Financial Officer of KANSAS CITY POWER & LIGHT COMPANY, a Missouri corporation, one of the corporations described in and which executed the foregoing instrument, that the seal affixed to the foregoing instrument is the corporate seal of said corporation, and that said instrument was signed and sealed on behalf of said corporation by authority of its Board of Directors; and said Terry Bassham acknowledged said instrument and the execution thereof to be the free and voluntary act and deed of said corporation.
     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal in the County and State aforesaid the day and year first above written.

/s/ Renee Ray
Notary Public

My commission expires: 8/30/2010

STATE OF MISSOURI	)
) ss
COUNTY OF JACKSON	)
     On this 16th day of March, 2009, before me, a Notary Public in and for said County in the State aforesaid, personally appeared Anthony P. Hawkins, to me personally known, who, being by me duly sworn, did say that he is Vice President of UMB Bank, N.A., a national banking association organized and existing under the laws of the United States of America, one of the corporations described in and which executed the foregoing instrument, that the seal affixed to the foregoing instrument is the corporate seal of said corporation, and that said instrument was signed and sealed on behalf of said corporation by authority of its Board of Directors; and said Anthony P. Hawkins acknowledged said instrument and the execution thereof to be the free and voluntary act and deed of said corporation.
     IN WITNESS WHEROF, I have hereunto set my hand and affixed my official seal in the County and State aforesaid the day and year first above written.

/s/ Della Jones
Notary Public

My commission expires: 2/21/2011